Valeritas Announces V-Go® Distribution Agreement in Australia and New Zealand

BRIDGEWATER, New Jersey, April 12, 2018 --- Valeritas Holdings, Inc. (NASDAQ: VLRX), a medical technology company which offers patients with type 2 diabetes V-Go® Wearable Insulin Delivery device, a simple, affordable, all-in-one insulin delivery option that is worn like a patch and can eliminate the need for taking multiple daily shots, announced today that it signed an exclusive distribution agreement with AMSL Diabetes and NZMS Diabetes for the commercialization of its V-Go® Wearable Insulin Delivery device in Australia and New Zealand. Under the terms of the agreement, AMSL Diabetes and NZMS Diabetes will have the rights to promote, market and sell the V-Go to diabetes clinics and patients in Australia and New Zealand.

“We are excited to offer the V-Go® Wearable Insulin Delivery device to patients with type 2 diabetes in Australia and New Zealand, and thrilled to be partnered with AMSL and NZMS Diabetes,” said John Timberlake, CEO and President of Valeritas. “Our decision to partner with AMSL and NZMS Diabetes was driven by our goal of choosing the best distributor in Australia and New Zealand.”

“Adding V-Go® to our portfolio is a significant step towards addressing the needs of Australian and New Zealand patients with type 2 diabetes who want simple and effective insulin management that doesn’t interfere with their way of life,” said Richard Plowright, Managing Director of AMSL and NZMS. “We’re delighted with our exclusive partnership with Valeritas, and we’re looking forward to seeing the benefits it will bring to patients across Australasia.”

Valeritas will retain responsibility for product development, regulatory approval, quality management, and manufacturing while AMSL Diabetes and NZMS Diabetes will be responsible for sales, marketing, customer support and distribution activities in Australia and New Zealand.

About Valeritas Holdings, Inc.
Valeritas is a commercial-stage medical technology company focused on improving health and simplifying life for people with diabetes by developing and commercializing innovative technologies. Valeritas’ flagship product, V-Go® Wearable Insulin Delivery device, is a simple, affordable, all-in-one basal-bolus insulin delivery option for patients with type 2 diabetes that is worn like a patch and can eliminate the need for taking multiple daily shots. V-Go administers a continuous preset basal rate of insulin over 24 hours and it provides discreet on-demand bolus dosing at mealtimes. It is the only basal-bolus insulin delivery device on the market today specifically designed keeping in mind the needs of type 2 diabetes patients. Headquartered in Bridgewater, New Jersey, Valeritas operates its R&D functions in Marlborough, Massachusetts.

More information is available at www.valeritas.com and our Twitter feed @Valeritas_US, www.twitter.com/Valeritas_US.

About AMSL and NZMS

AMSL & NZMS are affiliated private entities operating exclusively in Australia and New Zealand and have been involved in the provision of hi-tech medical devices and pharmaceuticals since the early 1980s. Both companies have been involved in the Australian and New Zealand diabetes arena for many years where they have introduced many innovations in the fields of insulin delivery and blood glucose monitoring systems that have enabled thousands of people living with diabetes to enjoy a better quality of life and reduce their risk of long-term complications

Forward-Looking Statements

This press release may contain forward-looking statements. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, references to Valeritas technologies, business and product development plans and market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue Valeritas’ business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize the V-Go® Wearable Insulin Delivery device with limited resources, competition in the industry in which Valeritas operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and Valeritas assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents Valeritas files with the SEC available at www.sec.gov.

Investor Contacts:
Lynn Pieper Lewis or Greg Chodaczek
Gilmartin Group
610-368-6505
ir@valeritas.com

Media Contact:
Kevin Knight
Knight Marketing Communications, Ltd.
(206) 451-4823
pr@valeritas.com